[VENABLE LLP LETTERHEAD]

May 31, 2007

Legg Mason Partners Income Trust

125 Broad Street

New York, NY 10004

Bingham McCutchen LLP

150 Federal Street

Boston, MA 02110

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have served as Maryland counsel to Legg Mason Partners Income Trust, a Maryland business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Trust”), in connection with the sale and issuance of shares (the “Shares”) of beneficial interest, par value $.00001 per share, of the Trust, classified and designated as the series listed on Schedule I hereto, pursuant to the Agreements and Plans of Reorganization listed on Schedule II hereto (collectively, the “Plans”), covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Trust on or about the date hereof with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “1933 Act”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act;

2. The Certificate of Trust of the Trust, certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

3. The Declaration of Trust of the Trust, certified as of the date hereof by an officer of the Trust;

Legg Mason Partners Income Trust

Bingham McCutchen LLP

May 31, 2007

4. The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

5. The forms of the Plans, certified as of the date hereof by an officer of the Company;

6. Resolutions adopted by the Board of Trustees of the Trust (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares and the approval of the Plans, certified as of the date hereof by an officer of the Trust;

7. A certificate executed by an officer of the Trust, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered or approved in final form. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise, in each case in any respect relevant to this opinion.

Legg Mason Partners Income Trust

Bingham McCutchen LLP

May 31, 2007

5. The final Plans will not differ in any manner relevant to this opinion from the forms of the Plans.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Trust is a business trust duly formed and existing under and by virtue of the laws of the State of Maryland.

2. The issuance of the Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, the Plans and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

Legg Mason Partners Core Bond Fund

Legg Mason Partners Global Income Fund

SCHEDULE II

Agreements and Plans of Reorganization

1. Agreement and Plan of Reorganization, by and among the Trust, on behalf of its series, Legg Mason Partners Core Bond Fund, Legg Mason Income Trust, Inc., a Maryland corporation, on behalf of its series, Legg Mason Core Bond Fund, and, solely for the purpose of paragraph 10.2 thereof, Legg Mason Partners Fund Advisor, LLC (“Legg Mason”).

2. Agreement and Plan of Reorganization, by and among the Trust, on behalf of its series, Legg Mason Partners Global Income Fund, Legg Mason Global Trust, Inc., a Maryland corporation, on behalf of its series, Legg Mason Global Income Trust, and, solely for the purpose of paragraph 10.2 thereof, Legg Mason.